                EXHIBIT 21.1

SUBSIDIARIES OF VISTEON CORPORATION AS OF DECEMBER 31, 2021*

Organization	Jurisdiction
SunGlas, LLC	Delaware, U.S.A.
Fairlane Holdings, Inc.	Delaware, U.S.A.
Visteon Climate Control Systems Limited	Delaware, U.S.A.
ARS, Inc.	Delaware, U.S.A.
Visteon Domestic Holdings, LLC	Delaware, U.S.A.
Visteon Electronics Corporation	Delaware, U.S.A.
Visteon Global Electronics, Inc.	Delaware, U.S.A.
Changchun Visteon FAWAY Automotive Electronics Co., Ltd.	China
Visteon European Electronics, Inc.	Delaware, U.S.A.
Visteon Electronics Slovakia, s.r.o.	Slovakia
Visteon Electronics Bulgaria EOOD	Bulgaria
Visteon Electronics Spain, S.L.	Spain
Shanghai Visteon Automotive Electronics Co. Ltd.	China
Shanghai Visteon Electronics Technology Co. Ltd.	China
Visteon Automotive Electronics (Chongqing) Co., Ltd.	China
Visteon Trading (Chongqing) Co. Ltd.	China
Visteon Global Technologies, Inc.	Michigan, U.S.A.
Visteon German Holdings, LLC	Delaware, U.S.A.
Visteon Holdings GmbH	Germany
Visteon Electronics Germany GmbH	Germany
Visteon Global Treasury, Inc.	Delaware, U.S.A.
Visteon International Business Development, Inc.	Delaware, U.S.A.
Visteon International Holdings, Inc.	Delaware, U.S.A.
Visteon Asia Holdings, LLC	Delaware, U.S.A.
Visteon Canada Inc.	Canada
Visteon Caribbean, Inc.	Puerto Rico
Visteon S.A.	Argentina
Visteon European Holdings, LLC	Delaware, U.S.A.
Visteon Automotive Holdings, LLC	Delaware, U.S.A.
Visteon Holdings, LLC	Delaware, U.S.A.
Grupo Visteon, S.de R.L. de C.V.	Mexico
Aeropuerto Sistemas Automotrices S.de R.L de C.V.	Mexico
Altec Electronica Chihuahua, S.A. de C.V.	Mexico
Carplastic S.A. de C.V.	Mexico
Visteon de Mexico S. de R.L.	Mexico

Visteon Financial, LLC	Delaware, U.S.A.
Visteon Holdings France SAS	France
Visteon Electronics France	France
Visteon Electronics Tunisia	Tunisia
Autronic S.A.	Tunisia
Visteon Software Technologies SAS	France
Visteon Holdings Hungary Kft	Hungary
VEHC, LLC	Delaware, U.S.A.

Visteon Finance Limited	United Kingdom
Visteon Portuguesa, Ltd.	Bermuda
VIHI, LLC	Delaware, U.S.A.
Brasil Holdings Ltda.	Brazil
Visteon Sistemas Automotivos Ltda.	Brazil
Visteon Brasil Trading Company Ltd.	Bermuda
Taiwan Visteon Automotive Electronics LLC	Taiwan
Visteon Adminisztracios Hungary Kft	Hungary
Visteon Amazonas Ltda.	Brazil
Visteon Technical & Services Centre Private Limited	India

Allgo Systems, Inc.	Delaware, U.S.A.
Visteon Automotive Electronics (Thailand) Limited	Thailand
Visteon Electronics Rus	Russia
Visteon Climate Holdings 1, LLC	Delaware, U.S.A.
Visteon Climate Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Electronics Korea Ltd.	S. Korea
Visteon Electronics Romania S.R.L.	Romania
Visteon Engineering Services Limited	United Kingdom
Visteon Engineering Services Pension Trustees Ltd	United Kingdom
Visteon EU Holdings, LLC	Delaware, U.S.A.
Visteon Innovation & Technology GmbH	Germany
Visteon International Holdings (Hong Kong), Ltd.	Hong Kong
Visteon Asia Pacific, Inc.	China
Visteon Japan, Ltd.	Japan
Visteon Netherland Holdings Cooperatief I U.A.	Netherlands
Visteon Electronics India Private Limited	India
Visteon Automotive (India) Private Ltd.	India
Yanfeng Visteon Automotive Electronics Co., Ltd.	China
Visteon LA Holdings Corp.	Delaware, U.S.A.
Visteon Systems, LLC	Delaware, U.S.A.
Visteon AC Holdings Corp.	Delaware, U.S.A.

*Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.